INDEPENDENT  AUDITOR'S  REPORT


To  The  Board  of  Directors  of  National  Rehab  Properties,  Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated December 13, 1999 relating to the financial statements of National Rehab Properties, Inc.

/s/  Baum  &  Company,  P.A.

BAUM  &  COMPANY,  P.A.

Coral  Springs,  Florida
February  17,  2000